TASER International, Inc.

Operating Metrics (Unaudited)

	2016		2015			
	Q2	Q1	Q4	Q3	Q2	Q1
Axon & Evidence.com Bookings (millions)	$72.0	$52.1	$44.7	$36.9	$30.6	$22.9
Sequential % Change	*38%*	*17%*	*21%*	*21%*	*34%*	*-7%*
Annual Service Revenue (millions) (1)	$21.1	$18.1	$16.7	$12.0	$9.8	$7.8
Future Contracted Revenue (millions) (2)	$262.8	$202.3	$159.0	$122.4	$94.9	$71.1
Sequential % Change	*30%*	*27%*	*30%*	*29%*	*33%*	*33%*
Multiple Year Contract % (3)	95%	95%	92%	91%	88%	90%
LTV/CAC	6.2x	5.1x	4.3x	4.6x	4.5x	3.5x
Weapons Op Inc %	33.2%	33.5%	37.4%	35.4%	38.7%	40.1%
Evidence.com new seats booked	20,200	15,800	13,200	9,300	9,500	7,400
Evidence.com cumulative seats booked	95,000	74,800	59,000	45,800	36,400	27,000

(1) Monthly recurring license, integration, warranty and storage revenue annualized.
(2) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Eviden
(3) For orders booked with Evidence.com seats, the % that signed multiple year contracts

TASER International, Inc.

SG&A Expenses by Segment (Unaudited)

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 5,150	21.1 %	$ 3,704	24.0 %	$ 1,446	39.0 %
Stock-based compensation	863	3.5 %	656	4.2 %	207	31.6 %
Legal, professional and accounting	1,566	6.4 %	1,276	8.3 %	290	22.7 %
Sales and marketing	2,102	8.6 %	1,169	7.6 %	933	79.8 %
Consulting and lobbying services	987	4.0 %	996	6.4 %	(9)	(0.9)%
Travel and meals	964	4.0 %	893	5.8 %	71	8.0 %
Other	3,052	12.5 %	2,129	13.8 %	923	43.4 %
TASER Weapons segment	14,684	60.2 %	10,823	70.1 %	3,861	35.7 %
Axon segment:						
Salaries, benefits and bonus	$ 4,177	17.1 %	$ 1,922	12.4 %	$ 2,255	117.3 %
Stock-based compensation	596	2.4 %	269	1.7 %	327	121.6 %
Legal, professional and accounting	335	1.4 %	3	0.0 %	332	**
Sales and marketing	1,418	5.8 %	948	6.1 %	470	49.6 %
Consulting and lobbying services	1,438	5.9 %	475	3.1 %	963	202.7 %
Travel and meals	1,104	4.5 %	699	4.5 %	405	57.9 %
Other	627	2.6 %	304	2.0 %	323	106.3 %
Axon segment	9,695	39.8 %	4,620	29.9 %	5,075	109.8 %
Total sales, general and administrative expenses	$ 24,379	100.0 %	$ 15,443	100.0 %	$ 8,936	57.9 %

R&D Expenses by Segment (Unaudited)

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 419	6.2 %	$ 358	6.1 %	$ 61	17.0 %
Stock-based compensation	142	2.1 %	128	2.2 %	14	10.9 %
Legal, professional and accounting	14	0.2 %	110	1.9 %	(96)	(87.3)%
Sales and marketing	5	0.1 %	5	0.1 %	—	—
Consulting and lobbying services	102	1.5 %	59	1.0 %	43	72.9 %
Travel and meals	155	2.3 %	91	1.5 %	64	70.3 %
Other	408	6.1 %	326	5.5 %	82	25.2 %
TASER Weapons segment	1,245	18.6 %	1,077	18.2 %	168	15.6 %
Axon segment:						
Salaries, benefits and bonus	$ 3,432	51.1 %	$ 2,826	47.8 %	$ 606	21.4 %
Stock-based compensation	635	9.5 %	537	9.1 %	98	18.2 %
Legal, professional and accounting	16	0.2 %	72	1.2 %	(56)	(77.8)%
Sales and marketing	89	1.3 %	8	0.1 %	81	**
Consulting and lobbying services	546	8.1 %	626	10.6 %	(80)	(12.8)%
Travel and meals	146	2.2 %	221	3.7 %	(75)	(33.9)%
Other	601	9.0 %	539	9.1 %	62	11.5 %
Axon segment	5,465	81.4 %	4,829	81.8 %	636	13.2 %
Total research and development expenses	$ 6,710	100.0 %	$ 5,906	100.0 %	$ 804	13.6 %